September 27, 1996


Harris Trust and Savings Banks
111 West Monroe Street
Chicago, Illinois 60690
Attention: John M. Dillon, Emerging Majors-Illinois

Caisse Nationale De Credit Agricole
Chicago Branch
55 East Monroe Street
Chicago, Illinois 60603
Attention: Lisa Markham

Banco Di Napoli SpA
New York Branch
277 Park Avenue-Ground Floor
New York, NY 10172-0002
Attention: Franco Di Mario

          Re: Gaylord Receivables Corporation - Extension of Credit Agreement and Amendment to Receivables Purchase Agreement

Ladies and Gentlemen:

     Reference is hereby made to that certain Revolving Credit Agreement dated as of September 24, 1993 among Gaylord Receivables Corporation, Various Financial Institutions, and Harris Trust and Savings Bank, as Facility Agent and as Collateral Agent (referred to herein as the "Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement.

     Please be advised that pursuant to Section 3.03(b) of the Agreement, GRC has notified us as the Facility Agent that GRC wishes to extend the Scheduled Commitment Termination Date by one year, from July 1, 1998 to July 1, 1999.

     Pursuant to Section 3.03(b) of the Agreement, we are notifying each Lender of this request.

     Please be further advised that Gaylord and Standard & Poors have agreed upon language to amend Section 8.2 of the Receivables Purchase Agreement with respect to "automatic termination." A copy of this amendment is attached. If you are in agreement with the request of GRC to extend the termination date and have no objections to the

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amendment, please sign below and forward one original to the undersigned at
Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60690 at your earliest convenience, but no later than October 9, 1996. If you do not respond by the appointed date, your failure to act will be deemed as a refusal to consent as provided in Section 3.03(c) of the Agreement.

     Should you have any questions, please do not hesitate to contact the undersigned at (312) 461-6780.

                                   Very truly yours,

                              HARRIS TRUST AND SAVINGS BANK,
                              As Facility Agent

                              By /s/ John M. Dillon
                                ------------------------
                                    John M. Dillon
                                    Vice President


The undersigned authorized officer hereby agrees to the extension request of GRC pursuant to Section 3.03(b) of the Agreement to extend the Scheduled Commitment Termination Date to July 1, 1999 and has no objection in the proposed amendment to the Receivables Purchase Agreement.

HARRIS TRUST AND                   CAISSE NATIONAL DE CREDIT
SAVINGS BANK                       AGRICOLE, Chicago Branch

By   /s/ John M. Dillon               By  /s/ Katherin L. Abbott
     ------------------------             ----------------------
Its  Vice President                   Its First Vice President
     ------------------------             ----------------------
Date September 27, 1996               Date October 2, 1996
     ------------------------              ---------------------

BANCO DI NAPOLI SPA
New York Branch

By   /s/ Francesco Di Mario
     ------------------------
Its  Vice President
     ------------------------
Date October 1, 1996
     ------------------------


By   /s/ Claude P. Mapes
     ------------------------
Its  First Vice President
     ------------------------
Date October 1, 1996
     ------------------------